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                                                                  EXHIBIT 10.18

                       2005 INCENTIVE COMPENSATION PLAN
                          AMERICA SERVICE GROUP INC.


OVERALL COMPENSATION PHILOSOPHY: America Service Group (ASG) strives to provide an equitable and market-based compensation program for employees. In addition to a comprehensive benefit program, ASG compensates employees through competitive base salaries, a merit system and an incentive compensation plan. Eligible employees include designated executive managers, corporate managers, corporate employees division vice presidents, regional vice presidents, regional directors and health services administrators.

In accordance with the PHS Policy on Medical Autonomy, clinical decisions and actions regarding health care provided to inmates to meet their serious medical needs are the sole responsibility of qualified health care professionals. No financial incentives are available to clinicians based upon medical utilization.

The 2005 Incentive Compensation Plan is designed to award lump-sum bonuses to eligible employees. The rewards are tied to the financial performance of the company, regions and local sites. The 2005 Corporate EBITDA target is determined by the Board of Directors and will be exclusive of EBITDA from new acquisitions during the year.

2004 targeted payouts (as a percentage of base salary) are outlined below:

                     Executive Management
                     --------------------
                     Chairman/CEO, Vice Chairman -- Operations,      50%
                        CDO, CFO, CAO, CIO, CLO, COO-PHS,
                        Corporate Medical Director,
                        Operations Group Vice-Presidents

                     Operations
                     ----------
                     Division Vice Presidents                        40%
                     Regional Vice Presidents                        30%
                     Regional Directors                              20%
                     Health Services Administrators (HSAs)           15%

                     Corporate Staff
                     ---------------
                     Corporate Vice Presidents                       30%
                     Corporate Controller, VP Network Development
                        and VP Human Resources                       35%
                     Corporate Middle Managers                       20%
                     Non-Management Corporate Employees
                       Key Contributor Pool                          10%

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                             EXECUTIVE MANAGEMENT
                             --------------------

o    No bonus paid if corporate EBITDA is below 100% of plan.

o After Operations bonuses for division, region, district and site financial performance are accrued as per their respective plans and the 2005 Corporate EBITDA target is reached, 50% of earnings generated above the Corporate EBITDA target will be used for incentive funding.

o    Incentives above target to a maximum 200% of target can be earned.

FOR CORPORATE MEDICAL DIRECTOR
------------------------------

Given the unique nature of the Corporate Medical Director job in ensuring the quality of the delivery of health care by setting standards and monitoring care, the incentive for this position will work as follows:

o Incentive will be up to 200% of target based on the achievement of qualitative goals as determined by the CEO with the approval of the Ethics and Quality Assurance Committee of the Board of Directors.


                              CORPORATE MANAGEMENT
                              --------------------

FOR CORPORATE STAFF VICE PRESIDENTS OR EQUIVALENT POSITIONS (IT,
VP SALES/MARKETING, ATTORNEYS, AND OTHER STAFF VICE PRESIDENT POSITIONS AS APPLICABLE) (TARGET IS 30%). FOR CORPORATE CONTROLLER, VP NETWORK DEVELOPMENT, VP HUMAN RESOURCES (TARGET IS 35%). FOR DESIGNATED MIDDLE MANAGEMENT POSITIONS (TARGET IS 20%).

o    No bonus paid if corporate EBITDA is below 100% of plan

o After Operations bonuses for division, region, district and site financial performance are accrued as per their respective plans and the 2005 Corporate EBITDA target is reached, 50% of earnings generated above the Corporate EBITDA target will be used for incentive funding.

FOR NON-MANAGEMENT CORPORATE OFFICE EMPLOYEES -- KEY CONTRIBUTOR POOL
---------------------------------------------------------------------

At the end of the year, those corporate employees who are considered to have made a significant contribution to the company's success will be considered for a "key contributor" bonus. A pool of up to 10% of underlying base salaries will be funded and distributed based on the recommendation of individual corporate managers, with the approval of executive management. Payment requirements for 'Corporate Management' positions apply to 'Key Contributor Pool' funding.

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           OPERATIONS/REGIONAL POSITIONS (DIVISION VICE PRESIDENTS,
                 REGIONAL VICE PRESIDENTS, REGIONAL DIRECTORS)
                 ---------------------------------------------

1. If regional operating margin is 100% of plan or more, 50% of target incentive may be earned. Once division, region, or district operating margin target is reached, 50% of earnings generated above the operating margin target will be used for operating margin incentive funding.

2. After Operations bonuses for division, region, district and site financial performance are accrued as per their respective plans and the 2005 Corporate EBITDA target is reached, 50% of target incentive may be earned. Fifty percent (50%) of earnings generated above the Corporate EBITDA target will be used for incentive funding.

3. For participants in multi-facility contract systems (e.g. Maryland, Virginia, Indiana, Pennsylvania DOC, Alabama, etc.), the entire multi-facility system must make budget/plan to be eligible to receive an 'operating margin' bonus payment.

                                     HSAs
                                     ----

1. If site operating margin is 100% of plan or greater, 50% of target incentive may be earned. Once site operating margin level is reached, 50% of earnings generated above site EBITDA target will be used for site operating margin incentive funding.

2. After Operations bonuses for division, region, district and site financial performance are accrued as per their respective plans and the 2005 Corporate EBITDA target is reached, 50% of target incentive may be earned. Fifty percent (50%) of earnings generated above Corporate EBITDA target will be used for incentive funding.

3. For participants in multi-facility contract system (e.g. Maryland, Virginia, Indiana, Pennsylvania DOC, Alabama, etc.) the entire multi-facility system must make budget/plan to be eligible to receive a `site operating margin' bonus payment.

    BONUS PAYMENT (APPLIES TO ALL EMPLOYEE CATEGORIES COVERED IN THIS PLAN)
    -----------------------------------------------------------------------

All bonus payments will be made to the extent of available funding. Eligible employees must be employed by the company at the time of bonus distribution to be eligible to receive the bonus amount. The bonuses of employees transferring within the company will be prorated between the sites. The proration is based upon the total number of months at each site. Employees hired after July 1 will not be eligible for a bonus payment. The bonus payments for newly hired eligible employees hired July 1 or earlier will be prorated based on the full calendar months of employment. (For example, an employee hired on April 1 is eligible for 75% (9/12 ths) of the bonus amount earned.) Bonus payments for employees terminated as a result of a change in control or in connection with death or permanent disability will also be prorated. The bonus payment checks will be distributed to employees after applicable annual financial closings and related earnings releases.

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                            DESIGNATED PARTICIPANTS
                            -----------------------

All eligible employees except HSAs working in conjunction with the Philadelphia contract and Rikers Island contract.

                 2005 Incentive Plan 'Corporate EBITDA Target'

                                  $34,000,000